UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2024

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

2116 South 17th Street
Mattoon, Illinois	61938-5973
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Agreement

On March 21, 2024, Consolidated Communications Holdings, Inc. (the “Company”), its wholly owned subsidiary, Consolidated Communications, Inc. (“CCI”), as borrower, certain other wholly owned subsidiaries of CCI, as guarantors (the “Guarantors”), and Searchlight CVL AGG, L.P., as lender (the “Lender”) entered into that certain Term Loan Agreement (the “Term Loan Agreement”), which consists of delayed draw term loans in the aggregate amount of $80.0 million (the “Loan”). The Term Loan Agreement provides CCI with the ability to borrow the Loan in the event either (a) the aggregate amount of available loans to be drawn under the Company’s revolving credit facility is less than $25.0 million or (b) drawing under the Company’s revolving credit facility would trigger the financial maintenance covenant thereunder and the Borrower would not be in compliance with such covenant on a pro forma basis, subject to the satisfaction of certain other customary conditions.

In the event the Loan is ever drawn, CCI would apply the proceeds from the Loan to directly or indirectly fund capital expenditures in respect of its broadband expansion program across the United States. The Term Loan Agreement is unsecured and the Loan will mature on April 2, 2027.

Drawn amounts in respect of the Loan bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to an applicable rate ranging from 12.0% per annum, which applies prior to the date that is 18 months after the initial borrowing date (unless the Merger Agreement (defined below) is terminated pursuant to the Company’s breach thereof), to the amount required for the Lender to realize a multiple on invested capital of 1.75x on the Loan, which applies on and after the earlier of (i) the date that the Merger Agreement is terminated pursuant to the Company’s breach thereof and (ii) the date that is 18 months after the initial borrowing date.

The Term Loan Agreement contains various affirmative, negative, and financial covenants consistent with the Company’s existing credit agreement. The Term Loan Agreement requires, in the event the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 15, 2023, by and among Condor Holdings LLC, Condor Merger Sub Inc. and the Company is terminated and any amounts in respect of the Loan remain outstanding, CCI to maintain a maximum consolidated first lien leverage ratio. The Term Loan Agreement also contains customary events of default, including, but not limited to, nonpayment, material inaccuracy of representations and warranties, violations of covenants, nonpayment of other material debts, certain bankruptcy and liquidations, certain material judgments, and certain events related to the Employee Retirement Income Security Act of 1974, as amended.

The foregoing description of the Term Loan Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full text of the Term Loan Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.01 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.01	Term Loan Agreement, dated as of March 21, 2024, by and among Consolidated Communications Holdings, Inc., Consolidated Communications, Inc., and Searchlight CVL AGG, L.P., as Lender

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Fred A. Graffam III
	Name:	Fred A. Graffam III
	Title:	Chief Financial Officer

Date: March 26, 2024